Exhibit 99.1

Monthly Volume Summary: September 2011 (unaudited & subject to change) (dollars in millions)

TABLE 1 - TOTAL MORTGAGE PORTFOLIO [1,2]								September 2011 Highlights:

Purchases and Issuances	Sales [3]	Liquidations	Net Increase/ (Decrease)	Ending Balance	Annualized Growth Rate	Annualized Liquidation Rate	> The total mortgage portfolio decreased at an annualized rate of 1.5% in September.

>  Single-family refinance-loan purchase and guarantee volume was $19.5 billion in September, reflecting
     60% of total mortgage portfolio purchases and issuances.

>  Total number of loan modifications were 6,465 in September 2011 and 90,126 for the nine months ended
     September 30, 2011.

>  The aggregate unpaid principal balance (UPB) of our mortgage-related investments portfolio decreased by approximately $1.4 billion in September.

>  Freddie Mac mortgage-related securities and other guarantee commitments decreased at an annualized rate of 2.6% in September.

>  Our single-family seriously delinquent rate increased from 3.49% in August to 3.51% in September. Our multifamily delinquency rate decreased from 0.35% in August to 0.33% in September.

>  The measure of our exposure to changes in portfolio market value (PMVS-L) averaged $152 million in September. Duration gap averaged 0 months.

>  On September 6, 2008, the Director of the Federal Housing Finance Agency (FHFA) appointed FHFA as
								Conservator of Freddie Mac.

Sep 2010	$39,885	($4,307)	($48,645)	($13,067)	$2,192,079	(7.1%)	26.5%
Oct	39,641	(49)	(51,563)	(11,971)	2,180,108	(6.6%)	28.2%
Nov	46,039	(1,248)	(52,889)	(8,098)	2,172,010	(4.5%)	29.1%
Dec	49,731	—	(56,882)	(7,151)	2,164,859	(4.0%)	31.4%

Full-Year 2010	411,811	(11,171)	(486,320)	(85,680)	2,164,859	(3.8%)	21.6%

Jan 2011	38,868	—	(52,069)	(13,201)	2,151,658	(7.3%)	28.9%
Feb	38,903	(1,173)	(37,571)	159	2,151,817	0.1%	21.0%
Mar	26,911	(2,253)	(33,003)	(8,345)	2,143,472	(4.7%)	18.4%
Apr	23,836	(1,351)	(28,124)	(5,639)	2,137,833	(3.2%)	15.7%
May	23,163	(2,635)	(26,721)	(6,193)	2,131,640	(3.5%)	15.0%
Jun	26,406	(3,280)	(26,107)	(2,981)	2,128,659	(1.7%)	14.7%
Jul	20,727	(54)	(28,602)	(7,929)	2,120,730	(4.5%)	16.1%
Aug	27,727	(1,781)	(29,803)	(3,857)	2,116,873	(2.2%)	16.9%
Sep	32,285	(1,766)	(33,223)	(2,704)	2,114,169	(1.5%)	18.8%

YTD 2011	$258,826	($14,293)	($295,223)	($50,690)	$2,114,169	(3.1%)	18.2%

TABLE 2 - MORTGAGE-RELATED INVESTMENTS PORTFOLIO [1]										TABLE 3 - MORTGAGE-RELATED INVESTMENTS PORTFOLIO COMPONENTS [1]

							Mortgage	Mortgage	Net Purchase		PCs, REMICs and Other	Non-Freddie Mac Mortgage-
				Ending	Annualized	Annualized	Purchase	Sale	(Sale)		Structured	Related Securities		Mortgage	Ending

	Purchases [4]	Sales	Liquidations	Balance	Growth Rate	Liquidation Rate	Agreements [5]	Agreements [6]	Agreements [7]		Securities	Agency	Non-Agency	Loans	Balance

Sep 2010	$15,395	($6,515)	($14,302)	$710,248	(9.1%)	24.0%	$9,581	($7,706)	$1,875	Sep 2010	$281,865	$43,265	$162,365	$222,753	$710,248
Oct	9,052	(3,180)	(13,257)	702,863	(12.5%)	22.4%	17,046	(13,104)	3,942	Oct	274,467	42,200	160,893	225,303	702,863
Nov	14,251	(4,742)	(13,678)	698,694	(7.1%)	23.4%	17,736	(6,749)	10,987	Nov	267,646	41,164	159,680	230,204	698,694
Dec	14,471	(2,466)	(13,825)	696,874	(3.1%)	23.7%	14,719	(5,009)	9,710	Dec	263,603	40,133	158,392	234,746	696,874

Full-Year 2010	159,060	(54,678)	(162,780)	696,874	(7.7%)	21.6%	129,309	(112,318)	16,991	Full-Year 2010	263,603	40,133	158,392	234,746	696,874

Jan 2011	15,304	(4,318)	(13,014)	694,846	(3.5%)	22.4%	15,707	(15,933)	(226)	Jan 2011	263,151	39,291	157,019	235,385	694,846
Feb	21,696	(8,997)	(11,365)	696,180	2.3%	19.6%	16,601	(14,062)	2,539	Feb	261,832	38,368	155,916	240,064	696,180
Mar	14,984	(7,515)	(11,611)	692,038	(7.1%)	20.0%	15,397	(15,875)	(478)	Mar	258,480	38,547	154,676	240,335	692,038
Apr	12,277	(7,121)	(10,448)	686,746	(9.2%)	18.1%	24,208	(24,576)	(368)	Apr	255,059	37,657	153,297	240,733	686,746
May	17,916	(4,739)	(10,290)	689,633	5.0%	18.0%	28,185	(28,071)	114	May	260,663	36,602	151,993	240,375	689,633
Jun	10,653	(5,028)	(10,225)	685,033	(8.0%)	17.8%	27,439	(24,686)	2,753	Jun	258,768	36,041	150,274	239,950	685,033
Jul	12,797	(5,295)	(9,498)	683,037	(3.5%)	16.6%	36,292	(36,360)	(68)	Jul	256,078	35,564	149,125	242,270	683,037
Aug	11,860	(4,423)	(9,904)	680,570	(4.3%)	17.4%	40,654	(33,942)	6,712	Aug	256,494	35,258	147,739	241,079	680,570
Sep	18,867	(9,800)	(10,504)	679,133	(2.5%)	18.5%	38,384	(31,289)	7,095	Sep	254,055	35,582	146,553	242,943	679,133

YTD 2011	$136,354	($57,236)	($96,859)	$679,133	(3.4%)	18.5%	$242,867	($224,794)	$18,073	YTD 2011	$254,055	$35,582	$146,553	$242,943	$679,133

Please see Endnotes on page 3.

TABLE 4 - FREDDIE MAC MORTGAGE-RELATED SECURITIES AND OTHER GUARANTEE COMMITMENTS [1,8]							TABLE 5 - OTHER DEBT ACTIVITIES [11]

								Original Maturity < 1 Year	Original Maturity > 1 Year

	Issuances	Liquidations [9]	Net Increase/ (Decrease)	Ending Balance [10]	Annualized Growth Rate	Annualized Liquidation Rate		Ending Balance	Issuances	Maturities and Redemptions	Repurchases	Foreign Exchange Translation	Ending Balance	Total Debt Outstanding

Sep 2010	$37,615	($46,630)	($9,015)	$1,763,696	(6.1%)	31.6%	Sep 2010	$215,233	$21,864	($51,443)	$—	$214	$527,318	$742,551
Oct	38,405	(50,389)	(11,984)	1,751,712	(8.2%)	34.3%	Oct	200,560	21,126	(23,039)	(745)	37	524,697	725,257
Nov	40,652	(51,402)	(10,750)	1,740,962	(7.4%)	35.2%	Nov	192,887	11,843	(14,729)	(359)	(133)	521,319	714,206
Dec	45,787	(55,161)	(9,374)	1,731,588	(6.5%)	38.0%	Dec	197,239	27,957	(17,916)	(442)	60	530,978	728,217

Full-Year 2010	393,037	(531,331)	(138,294)	1,731,588	(7.4%)	28.4%	Full-Year 2010	197,239	330,834	(359,248)	(6,927)	(461)	530,978	728,217

Jan 2011	39,071	(50,696)	(11,625)	1,719,963	(8.1%)	35.1%	Jan 2011	193,852	22,417	(22,270)	(200)	44	530,969	724,821
Feb	35,752	(38,246)	(2,494)	1,717,469	(1.7%)	26.7%	Feb	185,128	25,033	(21,787)	(2,648)	15	531,582	716,710
Mar	23,893	(31,448)	(7,555)	1,709,914	(5.3%)	22.0%	Mar	196,736	29,526	(28,751)	(90)	57	532,324	729,060
Apr	22,689	(26,457)	(3,768)	1,706,146	(2.6%)	18.6%	Apr	190,663	16,875	(38,964)	(350)	97	509,982	700,645
May	20,700	(24,176)	(3,476)	1,702,670	(2.4%)	17.0%	May	190,696	14,737	(16,491)	—	(68)	508,160	698,856
Jun	22,834	(23,110)	(276)	1,702,394	(0.2%)	16.3%	Jun	189,160	28,116	(29,305)	(930)	18	506,059	695,219
Jul	17,850	(26,473)	(8,623)	1,693,771	(6.1%)	18.7%	Jul	181,416	25,750	(18,940)	—	(19)	512,850	694,266
Aug	26,044	(27,018)	(974)	1,692,797	(0.7%)	19.1%	Aug	187,718	23,433	(26,846)	(4,174)	3	505,266	692,984
Sep	26,536	(30,242)	(3,706)	1,689,091	(2.6%)	21.4%	Sep	180,810	37,190	(33,218)	—	(130)	509,108	689,918

YTD 2011	$235,369	($277,866)	($42,497)	$1,689,091	(3.3%)	21.4%	YTD 2011	$180,810	$223,007	($236,572)	($8,392)	$17	$509,108	$689,918

TABLE 6 - DELINQUENCIES - TOTAL [12]					TABLE 7 - OTHER INVESTMENTS [14]		TABLE 8 - INTEREST-RATE RISK SENSITIVITY DISCLOSURES [15]

	Single-Family [13]			Multifamily				Portfolio Market Value- Level (PMVS-L) (50bp) (dollars in millions)		Portfolio Market Value- Yield Curve (PMVS-YC) (25bp) (dollars in millions)		Duration Gap (Rounded to Nearest Month)

	Non-Credit Enhanced	Credit Enhanced	Total	Total		Ending Balance		Monthly Average	Quarterly Average	Monthly Average	Quarterly Average	Monthly Average	Quarterly Average

Sep 2010	2.97%	8.13%	3.80%	0.31%	Sep 2010	$78,160	Sep 2010	$159	$91	$16	$26	0	0
Oct	2.99%	8.20%	3.82%	0.39%	Oct	66,792	Oct	237	—	14	—	0	—
Nov	3.01%	8.26%	3.85%	0.34%	Nov	63,589	Nov	437	—	34	—	0	—
Dec	3.01%	8.27%	3.84%	0.26%	Dec	82,082	Dec	449	377	27	25	0	0

					Full-Year 2010	82,082	Full-Year 2010	338	—	23	—	0	—

Jan 2011	2.99%	8.24%	3.82%	0.28%	Jan 2011	79,503	Jan 2011	563	—	31	—	(1)	—
Feb	2.97%	8.17%	3.78%	0.36%	Feb	74,411	Feb	383	—	17	—	0	—
Mar	2.85%	7.87%	3.63%	0.36%	Mar	87,212	Mar	401	448	15	21	0	0
Apr	2.82%	7.76%	3.57%	0.40%	Apr	64,304	Apr	386	—	27	—	0	—
May	2.78%	7.70%	3.53%	0.38%	May	62,234	May	397	—	28	—	0	—
Jun	2.75%	7.67%	3.50%	0.31%	Jun	56,684	Jun	469	419	22	25	0	0
Jul	2.77%	7.70%	3.51%	0.35%	Jul	57,301	Jul	429	—	27	—	0	—
Aug	2.75%	7.66%	3.49%	0.35%	Aug	55,685	Aug	335	—	19	—	0	—
Sep	2.77%	7.70%	3.51%	0.33%	Sep	49,638	Sep	152	304	17	21	0	0

					YTD 2011	$49,638	YTD 2011	$390	$—	$22	$—	0	—

Please see Endnotes on page 3.

ENDNOTES

(1)	The activity and balances set forth in these tables represent unpaid principal balances, and exclude interest-only loans, mortgage loans and mortgage-related securities traded, but not yet settled. For Freddie Mac mortgage-related securities, the balance reflects security balances based on the monthly PC factor report. Freddie Mac mortgage-related securities include PCs, REMICs and Other Structured Securities and Other Guarantee Transactions. Effective January 1, 2010, we adopted amendments to the accounting standards for transfers of financial assets and consolidation of VIEs, which resulted in significant changes to our financial statements. However, we continue to present information in this monthly volume summary on the same basis as prior to January 1, 2010.
(2)	Total mortgage portfolio (Table 1) is defined as Freddie Mac mortgage-related securities and other guarantee commitments (Table 4) plus the sum of mortgage loans (Table 3) and non-Freddie Mac mortgage-related securities (agency and non-agency) (Table 3).
(3)	Includes sales of non-Freddie Mac mortgage-related securities and multifamily mortgage loans from our mortgage-related investments portfolio.
(4)	Includes purchases of Freddie Mac mortgage-related securities into the mortgage-related investments portfolio that totaled $9,981 million (based on unpaid principal balance) during September 2011. Purchases include net additions for seriously delinquent and modified mortgage loans and balloon/reset mortgages purchased out of PC pools.
(5)	Mortgage purchase agreements reflect trades entered into during the month and include: (a) monthly commitments to purchase mortgage-related securities for our mortgage-related investments portfolio, and (b) the amount of monthly mortgage loan purchase agreements entered into during the month. Substantially all of these commitments are settled by delivery of a mortgage-related security or mortgage loan; the rest are net settled for cash. Our purchase commitments may settle during the same month in which we have entered into the related commitment.
(6)	Mortgage sale agreements reflect trades entered into during the month and include: (a) monthly commitments to sell mortgage-related securities from our mortgage-related investments portfolio, and (b) the amount of monthly mortgage loan sale agreements entered into during the month. Substantially all of these commitments are settled by delivery of a mortgage-related security or mortgage loan; the rest are net settled for cash. Our sales commitments may settle during the same month in which we have entered into the related commitment.
(7)	As of September 30, 2011, we had net unsettled purchase (sale) agreements of approximately ($16,246) million. The ending balance of our mortgage-related investments portfolio as of September 30, 2011 after giving effect to these unsettled agreements and assuming we did not enter into any other purchase (sale) agreements after September 30, 2011 would have been $662.9 billion.
(8)	Includes other guarantee commitments, which consist of tax-exempt multifamily housing revenue bonds, HFA bonds, and credit-related commitments with respect to single-family mortgage loans. Excludes any resecuritization activity. Notional balances of interest-only strips are excluded because this table is based on unpaid principal balance.
(9)	Represents principal repayments relating to loans underlying Freddie Mac mortgage-related securities and other guarantee commitments. Also includes our purchases of seriously delinquent and modified mortgage loans and balloon/reset mortgage loans out of PC pools.
(10)	The ending balance of Freddie Mac mortgage-related securities and other guarantee commitments (Table 4) differs from the balance of Freddie Mac mortgage-related securities in our quarterly report on Form 10-Q dated August 8, 2011 because Table 4 includes other guarantee commitments described in Endnote 8.
(11)	Represents the combined balance and activity of our other debt, including securities sold under agreements to repurchase and federal funds purchased, based on the par values of these liabilities.
(12)	Single-family serious delinquency rate information is based on the number of loans that are three monthly payments or more past due or in the process of foreclosure as of period end while multifamily delinquencies are based on the UPB of mortgage loans that are two monthly payments or more past due or in the process of foreclosure as of period end. Mortgage loans whose contractual terms have been modified under an agreement with the borrower are not counted as delinquent if the borrower is current under the modified terms. Delinquency rates presented in Table 6 include mortgage loans underlying Other Guarantee Transactions, but exclude financial guarantees that are backed by either HFA bonds or Ginnie Mae Certificates. Since we include loans in the HAMP trial period as seriously delinquent in our statistical reporting, this results in a temporary rise in our seriously delinquent rate until the modifications become effective and are removed from seriously delinquent status. The volume of effective modifications impacts our reported seriously delinquent rate.
(13)	On a monthly basis, Freddie Mac publishes pool-level delinquency disclosures on its single-family PC and Giant PC securities on the company's Web site, www.FreddieMac.com/mbs. These monthly disclosures include for each PC and Giant PC the loan count and associated aggregate UPB for mortgage loans that fall into one of four delinquency groups: 30-59 days delinquent, 60-89 days delinquent, 90-119 days delinquent, and 120 days or more delinquent. Additionally, the monthly disclosures include information about certain seriously delinquent loans purchased by Freddie Mac from each PC and Giant PC. Generally, we purchase these delinquent loans, and thereby extinguish the related PC debt, at the scheduled PC debt payment date, unless the loans proceed to foreclosure transfer, complete a foreclosure alternative or are paid in full by the borrower before such date. As of September 30, 2011, there were approximately $3.0 billion in UPB of loans that were four monthly payments past due, and that met our criteria to allow for the purchase of delinquent mortgage loans out of PC pools.
(14)	Other Investments exclude amounts related to consolidated variable-interest entities. The balance includes cash and cash equivalents, federal funds sold and securities purchased under agreements to resell, and non-mortgage-related securities. Investments in non-mortgage-related securities are presented at fair value.
(15)	Our primary interest-rate risk measures are PMVS and duration gap. These measures include the impact of our purchases and sales of derivative instruments, which we use to limit our exposure to changes in interest rates. Our PMVS measures are estimates of the amount of average potential pre-tax loss in the market value of our net assets due to parallel (PMVS-L) and non-parallel (PMVS-YC) movements in London Interbank Offered Rates (LIBOR). While we believe that our PMVS and duration gap metrics are useful risk management tools, they should be understood as estimates rather than precise measurements. Methodologies employed to calculate interest-rate risk sensitivity disclosures are periodically changed on a prospective basis to reflect improvements in the underlying estimation processes.

A glossary of selected Monthly Volume Summary terms is available on the Investor Relations page of our website, www.FreddieMac.com/investors.
The Monthly Volume Summary includes volume and statistical data pertaining to our portfolios. Inquiries should be addressed to our Investor Relations Department, which can be reached by calling (571) 382-4732 or writing to:
1551 Park Run Drive, MS D5F
McLean, VA 22102-3110
or sending an email to shareholder@freddiemac.com.